Exhibit 32.3

Certification

Pursuant To 18 U.S.C. Section 1350,

As Adopted Pursuant to

Section 906 Of The Sarbanes-Oxley Act of 2002

In connection with the Annual Report on Form 10-K of Highlands Bankshares, Inc. (the “Company”) for the period ended December 31, 2008 to be filed with the Securities and Exchange Commission (the “Report”), I, James R. Edmondson, Vice President of Accounting of the Company, certify pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, that, to my knowledge:

1.	The Report fully complies with the requirements of section 13(a) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

/s/James R. Edmondson
James R. Edmondson
Vice President of Accounting
March 27, 2009